Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES
CONTINUED PROGRESS IN COST CONTAINMENT INIATIVIES

Virginia Beach, VA – May 3, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a company specializing in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties, today announced that the Company has eliminated certain positions within the Company and now estimates annualized recurring cash general & administrative expenses, excluding acquisition and capital costs, of less than $4.5 million in the second half of 2016. As a part of these strategic cost containment initiatives, management has realigned its executive management team and effective July 31, 2016, has eliminated the role of Chief Operating Officer. Steven Belote currently fills the position. Wheeler will assume the duties of this role through increased efficiencies and a realignment of executive responsibilities within the Company as it maintains a scalable, manageable platform.

Mr. Jon S. Wheeler, CEO of Wheeler, commented, “Our focus remains on driving shareholder value through both growth and proper allocation of resources. The Company has evaluated how to maximize its associates and the talents that are within the Company to generate additional revenue opportunities. We feel that that the actions taken over recent months are a significant step towards dividend coverage in the second half of 2016. Steven has been a valued associate for five years and has earned the respect of his colleagues and all those with whom he interacted. We appreciate his commitment to Wheeler and wish him success in all his future endeavors.”

2016 First Quarter Conference Call
As a reminder, the Company will be conducting it 2016 first quarter earning call at 10 am on Thursday, May 5th, 2016. The dial-in numbers are:

Live Participant Dial In (Toll Free): 877-407-3101
Live Participant Dial In (International): 201-493-6789

The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q1-2016

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including (i) the future generation of financial returns from acquisitions; (ii) the Company’s ability to complete future acquisitions of properties and achieving proper scale; (iii) the Company's anticipated positive trajectory towards covering of dividend coverage in the second half of 2016; (iv) the future generation of financial growth and annual savings from the Company's anticipated execution of its business plan; (v) payment of future dividends on the Company’s preferred stock and common stock; (vii) expected estimated annualized recurring cash general & administrative expenses and (vi) the anticipated ability to produce returns and growth for the Company and its shareholders. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

CONTACT:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Wilkes Graham	Terry Downs

Chief Financial Officer	Associate

(757) 627-9088	(212)836-9615

wilkes@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com

Robin Hanisch
Corporate Secretary
(757) 627-9088
robin@whlr.us